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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2003 relating to the financial statements and financial statement schedule of Marathon Oil Corporation (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 30, 2003